Exhibit 99.1

FOR:	AMREP Corporation
850 West Chester Pike, Suite 205
Havertown, PA 19083

CONTACT:	Adrienne M. Uleau
Vice President, Finance and Accounting
(610) 487-0907

AMREP REPORTS FIRST QUARTER FISCAL 2022 RESULTS

Havertown, Pennsylvania, September 14, 2021 – AMREP Corporation (NYSE:AXR) today reported net income of $1,637,000, or $0.22 per diluted share, for its 2022 fiscal first quarter ended July 31, 2021 compared to net income of $593,000, or $0.07 per diluted share, for the same period of the prior year. Revenues were $10,507,000 for the first quarter of 2022 and $4,206,000 for the first quarter of 2021.

More information about the Company’s financial performance for the first quarters of 2022 and 2021 may be found in AMREP Corporation’s financial statements on Form 10-Q which have today been filed with the Securities and Exchange Commission and will be available on AMREP’s website (www.amrepcorp.com/sec-filings/).

AMREP Corporation, through its subsidiaries, is a major holder of land, leading developer of real estate and award-winning homebuilder in New Mexico.

FINANCIAL HIGHLIGHTS

	Three Months Ended July 31,
	2021	2020
Revenues	$10,507,000	$4,206,000

Net income (loss)	$1,637,000	$593,000

Income (loss) per share – basic	$0.22	$0.07
Income (loss) per share – diluted	$0.22	$0.07

Weighted average number of common shares outstanding – basic	7,346,000	8,151,000
Weighted average number of common shares outstanding – diluted	7,373,000	8,182,000